Exhibit 32(b)
Certification of Periodic Financial Report by
Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
and 18 U.S.C. § 1350
     I, Howard I. Atkins, Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company (the “Company”), certify that:
(1)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HOWARD I. ATKINS
Howard I. Atkins
Senior Executive Vice President and Chief Financial Officer Wells Fargo & Company November 6, 2009

     A signed original of this written statement required by Section 906 has been provided to Wells Fargo & Company and will be retained by Wells Fargo & Company and furnished to the Securities and Exchange Commission or its staff upon request.